EXHIBIT 10.5

                                                                October 26, 2004


                 SHAREHOLDER'S AGREEMENT AND MANAGEMENT CONTRACT

     WHEREAS,  this  Shareholder's   Agreement  and  Management  Contract  shall
supercede the Shareholder's Agreement and Management Contract dated March 18, 2004.

     WHEREAS,   Union  Dental  Corp.,  is  a  "C"   Corporation   chartered  and
incorporated in the state of Florida providing dental services on a local and national basis to union members under contract with union corporations;


     WHEREAS, Tropical Medical Services is a healthcare management company providing financial introductory services, management structure, organizational development, business marketing and other related services;


     WHEREAS, Tropical Medical Services has introduced Union Dental Corp. to several companies wishing to finance their company;


     WHEREAS, all parties have agreed to work together in the provision of dental services to union members throughout the United States;


     WHEREAS, all parties have agreed to enter into, with one another, as explained below:


     NOW THEREFORE, in consideration of the above, the following terms and conditions between Union Dental Corp., and Tropical Medical Services are in force only with reference to any transaction that may occur as a direct result of a merger proposal brought to Union Dental Corp., by introductions through Tropical Medical Services. As is precluded by the following terms and conditions:

1. Tropical Medical Services shall receive 3.84% or 960,000 shares of the issued and outstanding stock of the newly merged public company and Union Dental Corp. Should it be necessary that the number of issued and outstanding shares be diluted then Tropical Medical Services shall be diluted equally, proportionate to the dilution of all other shareholders.

2. The shares shall be registered in the name of Tropical Medical Services, subject to the restriction under the Securities and Exchange Commission Rule 144 as promulgated under the Securities Act of 1933 (as Amended).

3. As further service, Dr. Leonard I. Weinstein will immediately receive an Employment Agreement from Union Dental Corp. with a salary of $60,000 per year to serve as the Chief Operating Officer. This salary will commence once the second round of funding has been achieved in the aggregate amount of $3.0 million.



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4.   Dr. Leonard I. Weinstein will also serve on the Board of Directors of Union
     Dental Corp., as well as a voting member of the Audit Committee. The fee for attendance at each Board of Director's meeting shall be $500.

5. In additional, Tropical Medical Services and/or Leonard Weinstein shall receive 156,250 shares of the Company in the form of stock options. 1/3 of those options shall vest immediately upon the signing of the Agreement; 1/3 of the options shall vest once the Company hits $3.0 million in gross revenues and 1/3 of the options shall vest when the Company hits $4.0 million in gross revenues. These options are for Board of Director's services, ESOP and discretionary bonus.

6. The price of the options shall be established at the price of the first trading date times 90%. This shall be known as the exercise price for all options issued. Since these options are being issued under "Fair Market Value" any tax liability incurred by the recipient from the options received shall be at the sole expense of the recipient.

7. These options shall be under a formal option agreement approved by the Board of Directors and filed with the SEC.

8. Dr. Weinstein's employment agreement shall be for a period of two (2) years.

9. The stock certificates shall include the state of incorporation, the name of the shareholder, the number and type of hares, the date of issuance, the share certificate number, and the signatures of the authorized officers. There shall be no legend on the shares other that Securities and Exchange Commission Rule 144 as promulgated under the Securities Act of 1933 (as Amended).

10.  Are terms and conditions of this Agreement are effective immediately.

11. Disclaimer. In the event the Company completes a merger with another company by other means than from introductions by Tropical Medical Services or dp Martin & Associates; receives debt or equity financing in the amount of $3.0 million by other means than from introductions by Tropical Medical Services or dp Martin & Associates, then this Agreement and all of its Exhibits shall become null and void.


ENTIRE AGREEMENT

     This Agreement sets forth the entire understanding of the parties and it may not be changed except by written document signed by all of the parties hereto.


GOVERNANCE

     This Agreement shall be governed by the laws of the state of Florida as within the jurisdiction of Broward County. In the event of a legal dispute, the prevailing party shall be reimbursed its reasonable legal fees and costs by the other party.



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BINDING EFFECT

     All parties acknowledge that they are authorized to execute the terms of this Agreement which shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties and their respective successors, heirs, beneficiaries and personal representatives.


ASSIGNMANET

     The rights and benefits of this Agreement shall not be transferable by any party without the written consent of the other.


     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the dates set forth herein below.


TROPICAL MEDICAL SERVICES

By: /s/ Leonard I. Weinstein
-----------------------------------------------
Leonard I. Weinstein, President

UNION DENTAL CORP.

By:  /s/  Dr. George D. Green
------------------------------------------------
Dr. George D. Green, President & C.E.O.














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